Exhibit 10.1
FIRST-CITIZENS BANK & TRUST COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN
RECITALS
This Nonqualified Deferred Compensation Plan (the “Plan”) is adopted by First-Citizens Bank & Trust Company (the “Employer”), a North Carolina banking corporation and a wholly owned subsidiary of First Citizens Bancshares, Inc., for the benefit of a select group of the Employer’s management or highly compensated employees. The purpose of the Plan is to offer selected Eligible Employees who contribute significantly to the future business success of the Employer an opportunity to elect to defer a portion of their Base Salary and/or Bonus Compensation.
The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated Employees and is intended to be exempt from the provisions of Parts 2, 3, and 4 of Title I of the Employee Retirement Income Security Act of 1974 by operation of Sections 201(2), 301(a)(3) and 401(a)(1) thereof. The Plan will be administered, operated and construed in accordance with this intention.
The Plan is intended to comply in form and operation with all applicable law, including, to the extent applicable, the requirements of Internal Revenue Code Section 409A and will be administered, operated and construed in accordance with this intention.
Accordingly, the Plan is adopted and made effective as of March 1, 2021.
ARTICLE 1
Definitions
The words and phrases defined in this Article shall have the meaning set out in the definition, unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.
1.1 “Account” shall mean all bookkeeping accounts pertaining to a Participant which are maintained by the Plan Administrator or Plan recordkeeper to reflect the Employer’s obligation to the Participant under the Plan. The Plan Administrator or Plan recordkeeper shall establish additional subaccounts that the Plan Administrator considers necessary to reflect the entire interest of the Participant under the Plan.
1.2 “Affiliate” shall mean any business entity other than the Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Internal Revenue Code, of which such Employer is a member and any other trade or business (whether or not incorporated) under common control of or with the Employer, within the meaning of Section 414(c) of the Internal Revenue Code.
1.3 “Base Salary” shall mean a Participant’s base annual salary excluding incentive and discretionary bonuses, commissions, and other non-regular forms of compensation, before reductions for contributions to or deferrals under any pension, deferred compensation or benefit plans sponsored by the Employer.
1.4 “Beneficiary” or “Beneficiaries” shall mean one or more persons, trusts, estates or other entities, designated by a Participant in accordance with the Plan, that are entitled to receive benefits under the Plan upon the death of a Participant.
1.5 “Beneficiary Designation Form” shall mean the form established from time to time by the Plan Administrator that a Participant completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.
1.6 “Bonus Compensation” shall mean amounts paid to the Participant by the Employer in the form of discretionary or incentive compensation or any other bonus designated by the Employer before reductions for contributions to or deferrals under any pension, deferred compensation or benefit plans sponsored by the Employer.
1.7 “Claimant” shall mean a Participant or a Beneficiary who believes that he or she is entitled to a benefit under this Plan or is being denied a benefit to which he or she is entitled hereunder.
1.8 “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, or any successor statute, and the Treasury Regulations and other authoritative guidance issued thereunder.
1.9 “Deemed Investment” shall mean the notional conversion of the balance held in a Participant’s Account(s) into shares or units of the Deemed Investment Options that are used as measuring devices for determining the value of a Participant’s Account(s).

1.10 “Deemed Investment Options” shall mean the hypothetical securities or other investments described under Section 4.1 from which the Plan Administrator may select to be used as measuring devices to determine the Deemed Investment gains or losses of a Participant’s Account(s). A Participant shall have no real or beneficial ownership in the security or other investment represented by the Deemed Investment Options.
1.11 “Deferral Account” shall mean: (a) the sum of a Participant’s Deferral Amounts for any Plan Year, plus (b) Deemed Investment gains or losses thereon, less (c) any distributions made to the Participant or his or her Beneficiary that relate to the Participant’s Deferral Account, and tax withholding amounts deducted (if any) from said Account.
1.12 “Deferral Amount” shall mean that portion of a Participant’s Base Salary and/or Bonus Compensation that a Participant elects to defer for any Plan Year or Performance Period.
1.13 “Deferral Election” shall mean an election by an Eligible Employee on an Election Form approved by the Plan Administrator (in a paper or electronic format) to defer a portion of the Eligible Employee’s Base Salary and/or Bonus Compensation in accordance with the provisions of Article 3.
1.14 “Disability” or “Disabled” shall be defined as a condition of a Participant whereby the Participant has been deemed totally disabled by the Social Security Administration or has been determined to be disabled in accordance with a disability insurance program of the Company, provided that the program covers the Participant and the definition of disability applied under such program complies with Code Section 409A. Upon the request of the Plan Administrator, the Participant must submit proof to the Plan Administrator of the Social Security Administration’s or disability insurance provider’s determination.
1.15 “Effective Date” shall mean March 1, 2021.
1.16 “Election Form” shall mean the form or forms established from time to time by the Plan Administrator (in a paper or electronic format) on which a Participant makes certain designations as required under the terms of this Plan.
1.17 “Eligibility Date” shall mean the date designated by the Plan Administrator on which an Eligible Employee shall become eligible to participate in the Plan.
1.18 “Eligible Employee” shall mean an Employee who is selected by the Employer to participate in the Plan. Participation in the Plan is limited to a select group of the Employer’s key management or highly compensated employees.
1.19 “Employee” shall mean an individual who provides services to the Employer in the capacity of a common law Employee of the Employer.
1.20 “Employer” shall mean First-Citizens Bank & Trust Company, and its successors and assigns, unless otherwise provided in this Plan, or any other corporation or business organization which, with the consent of First-Citizens Bank & Trust Company, or its successors or assigns, assumes the Employer’s obligations under this Plan, or any Affiliate which agrees, with the consent of First-Citizens Bank & Trust Company, or its successors or assigns, to become a party to the Plan.
1.21 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
1.22 “Participant” shall mean an Eligible Employee of the Employer who is designated as eligible to participate in this Plan and who completes the requirements of participation in accordance with the provisions of Article 2.
1.23 “Performance-Based Compensation” shall mean that portion of a Participant’s Bonus Compensation, the amount of which or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a Performance Period of at least twelve (12) consecutive months and which qualifies as “performance-based compensation” under Section 409A. Performance criteria shall be established in writing not later than ninety (90) days after the commencement of the period of service to which the criteria relate; provided that the outcome is substantially uncertain at the time the criteria are established. Performance-Based Compensation does not include any amount or portion of any amount that will be paid regardless of performance or is based upon a level of performance that is substantially certain to be met at the time the criteria are established.

1.24 “Performance Period” shall mean, with respect to any Bonus Compensation, the period of time over which such Bonus Compensation is earned.
1.25 “Plan” shall mean this First-Citizens Bank & Trust Company Nonqualified Deferred Compensation Plan, as evidenced by this written agreement, Participation Agreements, Election Forms, and any other forms as may be required by the Plan Administrator, as amended from time to time. For purposes of Section 409A, this Plan shall be considered an elective account balance plan as defined in Treasury Regulation §1.409A-1(c)(2)(i)(A), or as otherwise provided by the Code.
1.26 “Plan Administrator” shall mean the Employer or its designee. The Plan Administrator shall appoint delegates and service providers as it, in its sole discretion, deems necessary to properly administer the Plan, and may from time to time consult with legal counsel. No person who is a Plan Administrator shall participate in an action on a matter which applies solely to that person.
1.27 “Plan Year” shall mean for the first Plan year, the period beginning on the Effective Date and continuing until December 31 of the same calendar year; and thereafter shall mean a twelve (12) month period beginning January 1 of each calendar year and continuing through December 31 of such calendar year during which the Plan is in effect.
1.28 “Section 409A” shall mean Code Section 409A and the Treasury Regulations or other authoritative guidance issued thereunder.
1.29 “Separation from Service” or “Separates from Service” shall mean an anticipated permanent reduction in the level of bona fide services to be performed by the Participant to twenty percent (20%) or less of the average level of bona fide services performed by the Participant over the immediately preceding 36-month period (or the full period during which the Participant performed services for the Employer, if that is less than 36 months). Whether a Participant has had a Separation from Service shall be determined pursuant to Section 409A.
1.30 “Specified Employee” shall mean a Participant who meets the definition of a “key employee” as such term is defined in Code Section 416(i)(1)(A)(i), (ii) or (iii) (without regard to the Treasury Regulations thereunder and Section 416(i)(5)). However, a Participant is not a Specified Employee unless any stock of the Employer or First Citizens Bancshares, Inc. is publicly traded on an established securities market or otherwise, as defined in Treasury Regulation §1.897-1(m). If a Participant is a key employee at any time during the twelve (12) months ending on December 31, the identification date, the Participant is a Specified Employee for the twelve (12) month period nding on the first day of the fourth month following the identification date. The determination of a Participant as a Specified Employee shall be made by the Plan Administrator in accordance with Code Section 416(i) and the “specified employee” requirements of Section 409A.
1.31 “Treasury Regulation” or “Treasury Regulations” shall mean regulations promulgated by the Internal Revenue Service for the U.S. Department of the Treasury, as they may be amended from time to time.
1.32 “Unforeseeable Emergency” shall mean: (a) a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependents (as defined in Code Section 152 (without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)); (b) loss of the Participant’s property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Plan Administrator will determine whether a Participant incurs an Unforeseeable Emergency based on the relevant facts and circumstances and in accordance with Treasury Regulations §1.409A-3(i)(3).
1.33 “Valuation Date” shall mean the date through which Deemed Investment gains and/or losses are credited or debited to a Participant Account(s). The Valuation Date shall be interpreted as each day at the close of business of the New York Stock Exchange (currently 4:00 p.m. Eastern Time), on days that the New York Stock Exchange is open for trading or any other day on which there is sufficient trading in securities of the applicable fund to materially affect the unit value of the fund and the corresponding unit value of the Participant's Deemed Investment Option(s). The Valuation Date shall be as close to the payout or other event triggering valuation as is administratively feasible.

ARTICLE 2
Eligibility and Participation
2.1 Requirements for Participation. Every Eligible Employee selected by the Employer on the Effective Date shall be eligible to become a Participant on the Effective Date. Before the beginning of each Plan Year, or such other times as determined by the Employer, the Employer shall select those Employees who shall be Eligible Employees for such Plan Year.
2.2 Election to Participate; Benefits of Participation. Each Eligible Employee may become a Participant in the Plan by executing and submitting to the Plan Administrator, a Participation Agreement, a Deferral Election, a Beneficiary Designation Form, and any other Election Form within the time period specified by the Plan Administrator and Section 409A. If an Eligible Employee fails to meet all requirements contained in this Section 2.2 within the period required, that Eligible Employee shall not be entitled to participate in the Plan during such Plan Year. In addition, the Plan Administrator may establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary or desirable.
2.3 Re-employment. The re-employment of a former Participant by the Employer shall not entitle such individual to become a Participant hereunder. Such individual shall not become a Participant until the individual is again designated as an Eligible Employee in accordance with Section 2.1. If a Participant who has experienced a Separation from Service is receiving installment distributions and is re-employed by the Employer, distributions due to the Participant shall not be suspended.
2.4 Ceasing to be an Eligible Employee. The Plan Administrator may remove an Eligible Employee from further active participation in the Plan at its discretion. If this occurs, the Participant shall be prevented from making Participant Deferral Elections for subsequent Plan Years. Such individual shall continue to be subject to all the terms and conditions of the Plan, including the crediting of interest thereon, until the amounts credited to the Participant’s Account are distributed or forfeited. Any existing Deferral Election shall continue in effect for the remainder of the Plan Year and may only be cancelled in accordance with Section 3.5(b) hereof.
2.5 Termination of Participation. A Participant will cease to be a Participant as of the date on which his or her entire Account balance has been distributed.
ARTICLE 3
Participant Elective Deferrals
3.1 Establishment of Participant Account. The Plan Administrator shall establish and maintain a Deferral Account in the name of each Participant.
3.2 Minimum and Maximum Deferral Limits. For each Plan Year and/or Performance Period (as applicable), a Participant may make an election to defer receipt of the Participant’s Base Salary and/or Bonus Compensation and shall specify the percentage of Base Salary and/or Bonus Compensation to be deferred subject to the minimums or maximums (if any) established by the Plan Administrator and communicated to the Participant on the Participant’s Election Form.
3.3 Deferral Elections – First Year of Eligibility.
(a) Application. This Section 3.3 applies to each Eligible Employee who first becomes eligible to participate in the Plan. The Plan Administrator shall determine (in accordance with Treasury Regulation §1.409A-2(a)(7)(ii)) the date upon which a Participant who ceased being eligible to participate in the Plan, can again become eligible to participate in the Plan.
(b) Deferral Election. An Eligible Employee described in Section 3.3(a) may elect to defer receipt of Base Salary earned during such Plan Year or Eligible Employee’s Bonus Compensation earned during a Performance Period that commences in such Plan Year by filing a Deferral Election with the Plan Administrator in accordance with the following rules:
(i) Timing; Irrevocability. The Deferral Election must be filed with the Plan Administrator by, and shall become irrevocable as of, the thirtieth (30th) day following the Participant’s Eligibility Date (or such earlier date as specified by the Plan Administrator).

(ii) Base Salary. The Deferral Election shall only apply to Base Salary earned during such calendar year beginning with the first payroll period that begins immediately after the date the Deferral Election becomes irrevocable. Base Salary payable after the last day of a calendar year solely for services performed during the final payroll period, described in Section 3401(b) of the Code, containing December 31 of such year, shall be treated as earned during the subsequent calendar year.
(iii) Bonus Compensation. Where a Deferral Election is filed in the first year of eligibility but after the commencement of the Performance Period, then, except as otherwise provided in Section 3.4 below, the Deferral Election shall only apply to that portion of Bonus Compensation earned for such Performance Period equal to the total amount of the Bonus Compensation earned during such Performance Period multiplied by a fraction, the numerator of which is the number of days beginning on the day immediately after the date that the Deferral Election becomes irrevocable and ending on the last day of the Performance Period, and the denominator of which is the total number of days in the Performance Period.
3.4 Annual Deferral Elections. Unless Section 3.3 applies, each Eligible Employee may elect to defer receipt of Base Salary for a Plan Year or his or her Bonus Compensation for a Performance Period, by filing a Deferral Election with the Plan Administrator in accordance with the following rules:
(a) Base Salary. The Deferral Election with respect to Base Salary must be filed with the Plan Administrator by, and shall become irrevocable following, December 31 (or such earlier date as specified by the Plan Administrator on the Deferral Election ) of the calendar year next preceding the calendar year for which such amounts would otherwise be earned.
(b) Bonus Compensation. The Deferral Election with respect to Bonus Compensation must be filed with the Plan Administrator by, and shall become irrevocable following, December 31 (or such earlier date as specified by the Plan Administrator on the Deferral Election) of the calendar year next preceding the first day of the Performance Period for which such Bonus Compensation would otherwise be earned. If the Employer has a fiscal year other than the calendar year, Bonus Compensation relating to services in the fiscal year of the Employer, of which no amount is paid or payable during the fiscal year, may be deferred at the Participant’s election if the Deferral Election is made not later than the close of the Employer’s fiscal year next preceding the first fiscal year in which the Participant performs any services for which such Bonus Compensation is payable.
(c) Bonus Compensation Qualifying as Performance-Based Compensation.
(i) Notwithstanding anything contained in this Section to the contrary, and only to the extent permitted by the Plan Administrator, the Deferral Election with respect to Bonus Compensation that constitutes Performance-Based Compensation, must be filed with the Plan Administrator by, and shall become irrevocable as of, the date that is six (6) months before the end of the applicable Performance Period (or such earlier date as specified by the Plan Administrator on the Deferral Election), provided that in no event may such Deferral Election be filed after such Bonus Compensation has become “readily ascertainable” within the meaning of Section 409A.
(ii) In order to make a Performance-Based Compensation Deferral Election, the Participant must perform services continuously from the later of the beginning of the Performance Period or the date the performance criteria are established through the date a Deferral Election becomes irrevocable.
(iii) A Performance-Based Compensation Deferral Election shall not apply to any portion of the Performance-Based Compensation that is actually earned by a Participant regardless of satisfaction of the performance criteria.
(iv) To the extent permitted by the Plan Administrator, a newly Eligible Employee in the Eligible Employee’s first year of eligibility shall be permitted to make a Performance-Based Compensation Deferral Election provided that the Eligible Employee satisfies all of the other requirements of this Section.

3.5 Duration and Cancellation of Deferral Elections.
(a) Duration. Once irrevocable, a Deferral Election shall only be effective for the Plan Year or Performance Period with respect to which such election was timely filed with the Plan Administrator. Except as provided in Section 3.5(b), a Deferral Election, once irrevocable, cannot be cancelled or altered during a Plan Year or Performance Period.
(b) Cancellation.
(i) The Plan Administrator may cancel a Participant’s Deferral Election where such cancellation occurs by the later of: (a) the end of the Participant’s taxable year, or (b) the fifteenth (15th) day of the third (3rd) month following the date the Participant incurs a “disability,” in accordance with Treasury Regulation §1.409A-3(j)(4)(xii). For purposes of this Section 3.5(b)(i), a disability refers to any medically determinable physical or mental impairment resulting in the Participant’s inability to perform duties of the Participant’s position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, in accordance with Treasury Regulation §1.409A- 3(i)(3).
(ii) The Plan Administrator may cancel a Participant's Deferral Election due to an Unforeseeable Emergency.
(iii) If a Participant’s Deferral Election is cancelled with respect to a particular calendar year or Performance Period, he or she may complete a new Deferral Election for a subsequent Plan Year or Performance Period, only in accordance with Section 3.4.
3.6 Withholding and Crediting of Deferral Amounts. For each Plan Year, the Base Salary portion of the Deferral Amount shall be withheld from each regularly scheduled payroll in approximately equal amounts (or as otherwise specified by the Plan Administrator), as adjusted from time to time for increases and decreases in Base Salary (if the Participant Deferral with respect to Base Salary is expressed as a percentage). The Bonus Compensation portion of the Deferral Amount shall be withheld as soon as administratively feasible following the time the Bonus Compensation otherwise would be paid to the Participant, whether or not this occurs during the Plan Year or Performance Period as the case may be. Participant Deferral Amounts shall be credited to the Participant Deferral Account as soon as administratively feasible following the time such amounts would otherwise have been paid to a Participant.
ARTICLE 4
Deemed Investment Gains or Losses
4.1 Deemed Investment Options. The Plan Administrator will determine the available Deemed Investment Options for purposes of crediting or debiting the Deemed Investment gains or losses to the Account. The Plan Administrator may discontinue, substitute, or add Deemed Investment Options in its sole discretion on a prospective basis. Any discontinuance, substitution, or addition of a Deemed Investment Option will take effect as soon as administratively practicable. The Deemed Investment Options are to be used for measurement purposes only, and the Plan Administrator’s selection of any such Deemed Investment Option, the allocation of such Deemed Investment Options to the Account, the calculation of additional amounts, and the crediting or debiting of such amounts to the Account shall not be considered or construed in any manner as an actual investment of the Account. The Plan Administrator will not be responsible in any manner to any Participant, Beneficiary or other person for any damages, losses, liabilities, costs or expenses of any kind arising in connection with any designation or elimination of a Deemed Investment Option. Without limiting the foregoing, the Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Plan Administrator, or trust, if any. The Participant (or Beneficiary) shall at all times remain an unsecured creditor of the Employer. Any liability or obligation of the Employer to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by this Plan.

4.2 Participant’s Allocation of Deemed Investment Options. Each Participant shall have the right to direct the Plan Administrator as to how Deferral Amounts shall be deemed to be invested among the Deemed Investment Options offered under the Plan, subject to any rule, policy, practice or procedure adopted by the Plan Administrator. As of each Valuation Date, the Account will be credited or debited to reflect the performance of the Deemed Investment Options elected by the Participant. If a Deemed Investment Option selected by a Participant sustains a loss, the Account shall be reduced to reflect such loss. If the Participant fails to elect a Deemed Investment Option the Deemed Investment shall be based on an investment alternative as may be established by the Plan Administrator.
4.3 Participant Responsibilities. Each Participant is solely responsible for any and all consequences of the Participant’s investment directions made pursuant to this Article 4. Neither the Employer, any of its directors, officers or employees, nor the Plan Administrator has any responsibility to any Participant or other person for any damages, losses, liabilities, costs or expenses of any kind arising in connection with any investment direction made by a Participant pursuant to this Article 4.
4.4 No Required Investment of Employer Assets. Notwithstanding anything contained herein to the contrary, the Employer reserves the right to invest its assets, including any assets that may have been set aside for the purpose of funding the benefits to be provided under the Plan, at its own discretion, and such assets shall remain the property of the Employer, subject to the claims of the general creditors of the Employer, and no Participant shall have any right to any portion of such assets other than as an unsecured general creditor of the Employer.
ARTICLE 5
Vesting / Taxes
5.1 Vesting. A Participant shall at all times be one hundred percent (100%) vested in the Participant’s Deferral Account, and Deemed Investment gains and/or losses credited or debited thereon.
5.2 Taxes and Withholding. Deferral Amounts (and Deemed Investment gains and/or losses credited or debited thereon) are subject to the Federal Insurance Contribution Act (FICA) and the Federal Unemployment Tax Act (FUTA) to the extent provided under applicable Code provisions. Benefits payable under the Plan are subject to all applicable federal, state, city, income, employment or other taxes as may be required to be withheld or paid. A Participant is solely responsible for the payment of all individual tax liabilities relating to any such benefits.
ARTICLE 6
Payment of Participant Account(s)
6.1 Payments in General. The Employer will pay, from its general assets, the portion of any benefit payable pursuant to this Article 6 that is attributable to a Participant’s Account, and all costs, charges and expenses relating thereto.
6.2 Calculation of Installment Payments. For a benefit that is to be paid in installments, the amount of each installment shall be determined by dividing the value of the Participant’s Account(s) as of the January 31st following the date of the event (or each January 31st for subsequent installments) by the number of installments remaining to be paid. (By way of example, if the Participant is to receive payments in annual installments over a period of five (5) years, the first payment shall equal 1/5 of the Participant’s Account balance. The following year, the payment shall be 1/4 of the remaining Account balance. The final installment payment shall be equal to the balance of the Account(s), calculated as of the applicable anniversary date.) Any unpaid Account balance shall continue to be deemed to be invested, in which case any deemed income, gains, losses, or expenses shall be reflected in the actual payments. Notwithstanding the foregoing, if a Participant’s Account balance at the due date of the first installment is fifty thousand dollars ($50,000.00) or less, payment of the Account balance shall be made instead in one (1) lump sum payment, and no installment payments shall be available hereunder
6.3 Subsequent Deferral Elections. Upon the Employer’s approval, a Participant may delay the time of payment or change the form of payment as expressly provided under this Section 6.3 and Section 409A (hereinafter, a “Subsequent Deferral Election”). Notwithstanding the foregoing, a Subsequent Deferral Election cannot accelerate any payment. A Subsequent Deferral Election which delays payment or changes the form of payment is permitted only if all of the following requirements are met:
(i) The Subsequent Deferral Election does not take effect until at least twelve (12) months after the date on which the Subsequent Deferral Election is made and approved by the Plan Administrator;

(ii) If the Subsequent Deferral Election relates to a payment based on Separation from Service or at a specified time, the Subsequent Deferral Election must result in payment being deferred for a period of not less than five (5) years from the date the first amount was scheduled to be paid;
(iii) If the Subsequent Deferral Election relates to a payment at a specified time, the Participant must make the Subsequent Deferral Election not less than twelve (12) months before the date the first amount was scheduled to be paid.
For purposes of applying a Subsequent Deferral Election, installment payments shall be treated as a “single payment.” Any election made pursuant to this Section shall be made on such Election Forms or electronic media as is required by the Plan Administrator, in accordance with the rules established by the Plan Administrator and shall comply with all requirements of Section 409A.
6.4 Payment Elections. Within thirty (30) days following a Participant’s Eligibility Date, he or she shall elect the form of payment for Separation from Service and Disability. A Participant shall elect to be paid in a lump sum or in annual installments over five (5), ten (10), or fifteen (15) years and the election will apply to both payment events. In the event a Participant fails to make a distribution election or the election is ambiguous or not in compliance with Section 409A, the Participant will be deemed to have elected to be paid in a lump sum.
6.5 Separation from Service. In the event that a Participant Separates from Service (other than for death), the Participant shall be paid the Participant’s Account balance in the form of payment elected in accordance with Section 6.4. Payment shall be made or commence within ninety (90) days following the January 31st following the date of Separation from Service with subsequent installments, if any, being paid within ninety (90) days following each subsequent January 31st. Installments shall be calculated in accordance with Section 6.2.
6.6 Disability. In the event that a Participant becomes Disabled while employed by the Employer, the Participant shall be paid the Participant’s Account balance in the form of payment elected in accordance with Section 6.4. Payment shall be made or commence within ninety (90) days following the January 31st following the Participant’s date of Disability, with subsequent installments, if any, being paid within ninety (90) days following each subsequent January 31st. Installments shall be calculated in accordance with Section 6.2.
6.7 Death.
(a) While Employed. Upon a Participant’s death while employed by the Employer, and prior to a Disability, the Participant’s Beneficiary shall be paid the Participant’s Account balance in a lump sum within ninety (90) days following the January 31st following the date of the Participant’s death.
(b) During Installments or During a Delay. In the event a Participant dies after installments have commenced but before receiving all installments owed under the Plan, or if a Participant dies after becoming entitled to a benefit but before the commencement of payment, the Employer shall pay the Participant’s remaining Account balance, calculated as of the date of the Participant’s death, to the Participant’s Beneficiary in a lump sum within ninety (90) days following the January 31st following the date of the Participant’s death.
6.8 Payment due to an Unforeseeable Emergency. A Participant shall have the right to request, on a form provided by the Plan Administrator, a payment of all or a portion of his or her vested Account balance in a lump sum payment due to an Unforeseeable Emergency. The Plan Administrator shall have the sole discretion to determine, in accordance with the standards under Section 409A, whether to grant such a request and the amount to be paid pursuant to such request.
(a) Determination of Unforeseeable Emergency. Whether a Participant is faced with an Unforeseeable Emergency permitting a lump sum payment is to be determined based on the relevant facts and circumstances of each case, but, in any case, a payment on account of an Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan. Payments because of an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the payment).
(b) Payment of Account. Payment shall be made within thirty (30) days following the determination by the Plan Administrator that a payment will be permitted under this Section 6.8.

6.9 Permissible Acceleration Events. Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Employer (without any direct or indirect election on the part of any Participant), in accordance with the provisions of Treasury Regulation §1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department. Accordingly, payments may be accelerated, in accordance with the provisions of Treasury Regulation §1.409A-3(j)(4) in the following circumstances: (a) in limited cashouts (but not in excess of the limit under Code Section 402(g)(1)(B)); (b) to pay employment-related taxes; or (c) to pay any taxes that may become due at any time that the Plan fails to meet the requirements of Section 409A (but in no case shall such payments exceed the amount to be included in income as a result of the failure to comply with the requirements of Section 409A).
6.10 Restrictions on Time of Payment. Solely to the extent necessary to avoid penalties under Section 409A, payments to be made as a result of a Separation from Service under this Article may not commence earlier than six (6) months after the Participant’s Separation from Service if, pursuant to Section 409A, the Participant is considered a Specified Employee. In the event a distribution is delayed pursuant to this Section 6.10, the originally scheduled payments shall be accumulated and delayed for six (6) months, and shall commence instead on the first day of the seventh month following Separation from Service.
6.11 Rights of Participant and Beneficiary.
(a) Creditor Status of Participant and Beneficiary. The Plan constitutes the unfunded, unsecured promise of the Employer to make payments to a Participant or Beneficiary in the future and shall be a liability solely against the general assets of the Employer. The Employer shall not be required to segregate, set aside or escrow any amounts for the benefit of a Participant or Beneficiary. A Participant and Beneficiary shall have the status of a general unsecured creditor of the Employer and may look only to the Employer and its general assets for payment of benefits under the Plan.
(b) Rights with Respect to a Trust. Any trust and any assets held thereby to assist the Employer in meeting its obligations under the Plan shall in no way be deemed to controvert the provisions of this Section.
(c) Investments. In its sole discretion, the Employer may acquire insurance policies, annuities or other financial vehicles for the purpose of providing future assets of the Employer to meet its anticipated liabilities under the Plan. Such policies, annuities or other investments shall at all times be and remain unrestricted general property and assets of the Employer. A Participant or a Participant’s designated Beneficiary shall have no rights, other than as general creditors, with respect to such policies, annuities or other acquired assets. In the event that the Employer purchases an insurance policy or policies insuring the life of a Participant or employee, to allow the Employer to recover or meet the cost of providing benefits, in whole or in part, hereunder, no Participant or Beneficiary shall have any rights whatsoever in said policy or the proceeds therefrom. The Employer shall be the primary owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein. No insurance policy with regard to any director, “highly compensated employee,” or “highly compensated individual,” as defined in Code Section 101(j) shall be acquired before satisfying the Code Section 101(j) “Notice and Consent” requirements.
6.12 Facility of Payment. If a distribution is to be made to a minor, or to a person who is otherwise legally deemed incompetent, then the Plan Administrator may make such distribution for the benefit of such minor or incompetent person: (a) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence; or (b) to the conservator or administrator or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Employer and the Plan Administrator from further liability on account thereof.
6.13 Discharge of Obligations. The payment to a Participant or the Participant’s Beneficiary of the Account balance in full shall discharge all obligations of the Employer to such Participant or Beneficiary under the Plan.

ARTICLE 7
Beneficiary Designation
7.1 Designation of Beneficiaries.
(a) Each Participant may designate any person or persons (who may be named contingently or successively) to receive any benefits payable under the Plan upon the Participant’s death, and the designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in the form prescribed by the Employer, and shall be effective only when signed by the Participant and filed with the Employer during the Participant’s lifetime.
(b) In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay the benefit payment to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant’s personal representative, executor, or administrator.
(c) A Participant’s designation of a Beneficiary will not be revoked or changed automatically by any future marriage or divorce. Should the Participant wish to change the designated Beneficiary in the event of a future marriage or divorce, the Participant will have to do so by means of filing a new designation.
(d) If a question arises as to the existence or identity of anyone entitled to receive a death benefit payment under the Plan, or if a dispute arises with respect to any death benefit payment under the Plan, the Employer may distribute the payment to the Participant’s estate without liability for any tax or other consequences, or may take any other action which the Employer deems to be appropriate.
7.2 Information to be furnished by Participants and Beneficiaries; Inability to Locate Participants or Beneficiaries. Any communication, statement or notice addressed to a Participant or to a Beneficiary at such individual’s last post office address as shown on the Employer’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address.
ARTICLE 8
Plan Amendment
8.1 Right to Amend. The Employer may unilaterally amend the Plan at any time and in any manner, except that no amendment may adversely affect a benefit to which a Participant or the Beneficiary of a deceased Participant is entitled under the Plan as of the later of the adoption date or effective date of the amendment without written consent of the Participant or Beneficiary.
8.2 Amendment to Insure Proper Characterization of the Plan. Notwithstanding the provisions of Section 8.1, the Plan may be unilaterally amended by the Employer at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as a “top-hat” plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), to conform the Plan to the provisions of Section 409A, and/or to conform the Plan to the requirements of any other applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.
ARTICLE 9
Plan Termination
9.1 Employer’s Right to Suspend Plan. The Employer reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, in its sole discretion. In the event of a suspension of the Plan, during the period of the suspension, the Employer shall continue all aspects of the Plan except that Deferral Amounts shall be suspended effective with the first day of the Plan Year following the date the Plan is suspended. Payments of distributions will continue to be made during the period of the suspension in accordance with Article 6.

9.2 Plan Termination and Liquidation under Section 409A. Notwithstanding anything to the contrary in Section 9.1, any acceleration of the payment of benefits due to Plan termination shall comply with the following subparagraphs, but only as permitted in accordance with Section 409A and Treasury Regulation §1.409A-3(j)(4)(ix). The Employer may distribute all vested Account balances, determined as of the date of the termination of the Plan, to Participants subject to the terms below:
(a) Upon the Employer’s termination of this and all other arrangements that would be aggregated with this Plan, pursuant to Treasury Regulation §1.409A-1(c), if the Participant participated in such arrangements (“Similar Arrangements”), provided that: (i) the termination does not occur proximate to a downturn in the financial health of the Employer; (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination; and (iii) the Employer does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Employer takes all necessary action to irrevocably terminate and liquidate the Plan.
(b) Upon the Employer’s dissolution taxed under Code Section 331, or with approval of a bankruptcy court, provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of: (i) the calendar year on which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable; or
(c) Within thirty (30) days before, or twelve (12) months after a change in control (as defined in Treasury Regulation §1.409A-3(i)(5)), provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Employer’s arrangements which are substantially similar to the Plan are terminated so the Participant and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the Plan.
ARTICLE 10
Plan Administration
10.1 Plan Administrator Duties. The Plan Administrator shall be responsible for the management, operation, and administration of the Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by the Employer, Participant, or Beneficiary. No provision of this Plan shall be construed as imposing on the Plan Administrator any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law.
10.2 Plan Administrator Authority. The Plan Administrator shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:
(a) To construe and interpret the terms and provisions of this Plan and to reconcile any inconsistency, in its sole and absolute discretion;
(b) To compute and certify the amount payable to a Participant or a Participant’s Beneficiaries; to determine the time and manner in which such benefits are paid; and to determine the amount of any withholding taxes to be deducted;
(c) To maintain all records that may be necessary for the administration of this Plan;
(d) To provide for the disclosure of all information and the filing or provision of all reports and statements to the Participant, Beneficiaries, and governmental agencies as shall be required by law;
(e) To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan so long as no such rules or procedures are not inconsistent with the terms hereof;
(f) To administer this Plan’s claims procedures;
(g) To approve the forms and procedures for use under this Plan;

(h) To employ such persons or organizations, including without limitation, actuaries, attorneys, accountants, independent fiduciaries, recordkeepers and administrative consultants, to render advice or perform services with respect to the responsibilities of the Plan Administrator under the Plan and be entitled to rely conclusively upon, and be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such persons or organizations; and
(i) To delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any committee, sub-committee, or person, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such committee or person in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes under this Plan as if such action had been taken by the Plan Administrator. Further, the Plan Administrator may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Plan Administrator of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Plan Administrator until such notified person shall have been notified of the revocation of such authority.
10.3 Binding Effect of Decision. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.
10.4 Compensation and Expenses. The Plan Administrator shall serve without compensation for services rendered hereunder. The Plan Administrator is authorized at the expense of the Employer to employ such legal counsel and/or Plan recordkeeper as it may deem advisable to assist in the performance of its duties hereunder. Expense and fees in connection with the administration of this Plan shall be paid by the Employer.
10.5 Compliance with Section 409A.
(a) Notwithstanding anything contained herein to the contrary, the interpretation and distribution of Participants’ benefits under the Plan shall be made in a manner and at such times as to comply with all applicable provisions of Section 409A and the regulations and guidance promulgated thereunder, or an exception or exclusion therefrom to avoid the imposition of any accelerated or additional taxes. Any defined terms shall be construed consistent with Section 409A and any terms not specifically defined shall have the meaning set forth in Section 409A.
(b) The intent of this Section is to ensure that the Participants are not subject to any tax liability or interest penalty, by reason of the application of Code Section 409A(a)(1) as a result of any failure to comply with all the requirements of Section 409A, and this Section shall be interpreted in light of, and consistent with, such requirements. This Section shall apply to distributions under the Plan, but only to the extent required in order to avoid taxation of, or interest penalties on, a Participant under Section 409A. These rules shall also be deemed modified or supplemented by such other rules as may be necessary, from time to time, to comply with Section 409A.
ARTICLE 11
Claims Procedures
11.1 Claims Procedure. This Article is based on Department of Labor Regulation Section 2560.503-1. If any provision of this Article conflicts with the requirements of those regulations, the requirements of those regulations will prevail. A Claimant who has not received benefits under the Plan that the Claimant believes should be paid shall make a claim for such benefits as follows:
(a) Initiation - Written Claim. The Claimant initiates a claim by submitting a written request for the benefits to the Plan Administrator. The Plan Administrator will, upon written request of a Claimant, make available copies of all forms and instructions necessary to file a claim for benefits or advise the Claimant where such forms and instructions may be obtained. If the claim relates to Disability benefits, then the Plan Administrator shall designate a sub-committee to conduct the initial review of the claim (and applicable references below to the Plan Administrator shall mean such sub-committee).

(b) Timing of Employer Response. The Plan Administrator shall respond to such Claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the Claimant in writing prior to the end of the initial 90-day period that an additional period is required. In the event that the claim for benefits pertains to Disability, the Plan Administrator shall provide written response within forty-five (45) days, but can extend this response period by an additional thirty (30) days, if necessary, due to circumstances beyond the Plan Administrator’s control. Any notice of extension must set forth the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision.
(c) Notice of Decision. If the Plan Administrator denies the claim, in whole or in part, the Plan Administrator shall notify the Claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:
(i) The specific reasons for the denial;
(ii) A reference to the specific provisions of the Plan on which the denial is based;
(iii) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed;
(iv) An explanation of the Plan's review procedures and the time limits applicable to such procedures; and
(v) A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
11.2 Review Procedure. If the Plan Administrator denies the claim, in whole or in part, the Claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:
(a) Initiation - Written Request. To initiate the review, the Claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.
(b) Review of a Disability Benefit Claim. If the Claimant’s initial claim is for Disability benefits, any review of a denied claim shall be made by members of the Plan Administrator other than the original decision maker(s) and such person(s) shall not be a subordinate of the original decision maker(s).
(c) Additional Submissions - Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.
(d) Considerations on Review. In considering the review, the Plan Administrator shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for Disability benefits. For example, the claim will be reviewed without deference to the initial adverse benefits determination and, if the initial adverse benefit determination was based in whole or in part on a medical judgment, the Plan Administrator will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Plan Administrator obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Plan Administrator will identify such experts.
(e) Timing of Employer Response. The Plan Administrator shall respond in writing to such Claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the Claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

(f) Notice of Decision. The Plan Administrator shall notify the Claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:
(i) The specific reasons for the denial;
(ii) A reference to the specific provisions of the Plan on which the denial is based;
(iii) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits; and
(iv) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a).
11.3 Calculation of Time Periods. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.
11.4 Exhaustion of Remedies. A Claimant must follow the claims review procedures under this Plan and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits.
11.5 Failure of Plan to Follow Procedures. If the Plan fails to establish or follow the claims procedures required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to immediately pursue any available remedy under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim. The Claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its bases, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant’s request for immediate review on the basis that the Plan met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.
11.6 Arbitration. If a Claimant continues to dispute the benefit denial based upon completed performance of the Plan or the meaning and effect of the terms and conditions thereof, then the Claimant must submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Employer and the Claimant. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination.
ARTICLE 12
THE TRUST
12.1 Establishment of Trust. The Employer may establish a grantor trust (the “Trust”), of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Code, to pay benefits under this Plan. To the extent such benefits are not paid from the Trust, the benefits shall be paid from the general assets of the Employer. The Trust (if any) shall be a grantor trust similar to the terms of the model trust as described in IRS Revenue Procedure 92-64, I.R.B. 1992-33, as same may be amended or modified from time to time. If the Employer establishes a Trust, the assets of the Trust will be subject to the claims of the Employer’s creditors in the event of the Employer’s insolvency. Except as may otherwise be provided under the Trust, the Employer shall not be obligated to set aside, earmark, or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and/or the Participant’s Beneficiaries shall not have any property interest in any specific assets of the Employer other than the unsecured right to receive payments from the Employer, as provided in this Plan.
12.2 Interrelationship of the Plan and the Trust. The provisions of this Plan shall govern the rights of a Participant to receive distributions pursuant to this Plan. The provisions of the Trust (if established) shall govern the rights of the Participant and the creditors of the Employer to the assets transferred to the Trust. The Employer and each Participant shall at all times remain liable to carry out its obligations under this Plan. The Employer’s obligations under this Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.

12.3 Contribution to the Trust. Amounts may be contributed by the Employer to the Trust at the sole discretion of the Employer.
ARTICLE 13
Miscellaneous
13.1 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
13.2 Nonassignability. Neither any Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part hereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise. If any Participant, Beneficiary, or successor in interest is adjudicated bankrupt or purports to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber transfer, hypothecate, alienate, or convey in advance of actual receipt, the amount, if any, payable hereunder, or any part thereof, the Plan Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary, or successor in interest in such manner as the Plan Administrator shall direct.
13.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Nothing in this Plan shall be deemed to give the Participant the right to be retained in the service of the Employer as an Employee or otherwise or to interfere with the right of the Employer to discipline or discharge the Participant at any time.
13.4 Governing Law. The Plan shall be administered, construed and governed in all respects under and by the laws of State of North Carolina, without reference to the principles of conflicts of law (except and to the extent preempted by applicable federal law).
13.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee’s last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of notice consent or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.
13.6 Coordination with Other Benefits. The benefits provided for a Participant or a Participant’s Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program for Employees of the Employer. This Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided herein.
13.7 Unclaimed Benefits. In the case of a benefit payable on behalf of such Participant, if the Plan Administrator is unable to locate the Participant or Beneficiary to whom such benefit is payable after reasonable efforts have been undertaken by the Plan Administrator to locate such party(ies), such Plan benefit may be forfeited to the Employer upon the Plan Administrator’s determination. Notwithstanding the foregoing, if, subsequent to any such forfeiture, the Participant or Beneficiary to whom such Plan benefit is payable makes a valid claim for such Plan benefit, such forfeited Plan benefit shall be paid by the Plan Administrator to the Participant or Beneficiary, without interest, from the date it would have otherwise been paid.
The Employer adopts and executes this Plan as of the Effective Date written above.
FIRST CITIZENS BANK & TRUST COMPANY:
By:
Title:
Printed Name: